EXHIBIT 99.4

ORDG
J. RANDALL JONES, ESQ.
Nevada Bar No.: 001927
JENNIFER C. POPICK, ESQ.
Nevada Bar No.: 006456
HARRISON, KEMP & JONES, CHARTERED
3800 Howard Hughes Parkway                      --------------------------------
Seventeenth Floor                                             FILED
Las Vegas, Nevada 89109                               Dec. 21  4:12 PM '01
Tel. (702) 385-6000                                  Shirley B. Parraguirre
                                                              Clerk
                                                --------------------------------
FRANK A. ELLIS, ESQ.
FRANK ELLIS & ASSOCIATES
510 South Ninth Street
Las Vegas, Nevada 89101
Tel. (702) 385-3727

Attorneys for RECEIVER



                                 DISTRICT COURT

                              CLARK COUNTY, NEVADA


ROBERT AHR, et. al.,                         Consolidated Case No.:    A400852
                                                           Dept. No.:    XVIII
            Plaintiffs,

v.                                              ORDER GRANTING JOINT MOTION
                                                  OF THE RECEIVER, INAMED
MEDICAL DEVICE ALLIANCE, INC., a                  CORPORATION AND MCGHAN
Nevada Corporation, et al,                     MEDICAL CORPORATION FOR GOOD
                                                     FAITH SETTLEMENT
                                                      DETERMINATION
            Defendants.

                                             Consolidated with Cases A407895 &
ALL RELATED ACTIONS                                      A408801
-----------------------------------------








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


         This matter having come before the Court for hearing on December 20,

2001 on an Order Shortening Time; the Court having Considered the Joint Motion of the Receiver Inamed Corporation and McGhan Medical Corporation for Good Faith

Settlement and the McGhan Parties' Conditional Joinder therein; the Court having heard the argument of counsel in attendance, and there having been no opposition filed or voiced, and finding good cause shown, and there being no just reason for delay, the Court hereby makes the following Order:


         IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT the Joint Motion of the

         Receiver, Inamed Corporation and McGhan Medical Corporation for Good

         Faith Settlement Determination is hereby GRANTED. The Court finds that the Settlement Agreement entered by and between these parties and memorialized in Exhibit 1 to their Joint Motion, which agreement is incorporated herein by reference, is  fair, reasonable and entered into in good faith as contemplated by NRS 17.245.


         DATED this 21st day of December, 2001.


                                                     /s/ Nancy M.  Saitta
                                                     ---------------------
                                                     NANCY M.  SAITTA
                                                     DISTRICT COURT JUDGE


Submitted by:

HARRISON, KEMP & JONES, CHARTERED


/s/ J. Randall Jones
--------------------------
J. Randall Jones, Esq.
Nevada Bar #1927
Jennifer C. Popick, Esq.
Nevada Bar #006456
3800 Howard Hughes Parkway
Seventeenth Floor
Las Vegas, Nevada 89109


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